Exhibit 99.1
Endeavor IP, Inc. Announces the Appointment of Peter Charles as Interim CEO

NEW YORK, NY (August 1, 2016) – Endeavor IP, Inc. (OTC:BB: ENIP) (“Endeavor” or the “Company”), an intellectual property services and patent licensing company, announced today that Peter Charles has been appointed as Endeavor’s Interim Chief Executive Officer. Mr. Charles replaces Franciscus Diaba, who resigned from all positions he held as an officer of the Company on July 31, 2016, including his positions as the Company’s Chief Executive Officer and General Counsel. Mr. Diaba resigned to pursue another opportunity, but will continue to serve on the Board of Directors.

Mr. Charles has held senior executive positions with public companies. He previously served as Principal Executive of Protext Mobility, Inc. and Director of Corporate Affairs of Lightbridge Corporation.

About Endeavor IP, Inc.

Endeavor IP, Inc. is an intellectual property services and patent licensing company that is engaged in the acquisition and licensing of intellectual property.  Endeavor is based in New York, NY.

www.enip.com

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” estimate,” “continue,” “predict,” “demonstrate,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release.  These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different.  The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:
Crescendo Communications, LLC
Email: enip@crescendo-ir.com
Tel: (212) 671-1020